Exhibit 31.1
PRINCIPAL EXECUTIVE OFFICER CERTIFICATION
I, William D. Clark, certify that:
1.I have reviewed this Amendment No.1 to the Annual Report on Form 10-K of Genocea Biosciences, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ WILLIAM D. CLARK
William D. Clark
President and Chief Executive Officer and Director
(Principal Executive Officer)
Date:	April 29, 2022